   As filed with the Securities and Exchange Commission on August 19, 1997.
                                            Registration Statement No. 333-21621
--------------------------------------------------------------------------------
                       SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C.  20549

                           --------------------------
                       POST-EFFECTIVE AMENDMENT NO. 1 TO
                                    FORM S-1
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933

                           --------------------------
                             FLAGSTAR BANCORP, INC.
             (Exact Name of Registrant as Specified in Its Charter)

          MICHIGAN                              6035                      38-3150651
---------------------------------   ----------------------------     ----------------------
  (State of Other Jurisdiction      (Primary Standard Industrial        (I.R.S. Employer
of Incorporation or Organization)    Classification Code Number)     Identification Number)

                              2600 TELEGRAPH ROAD
                     BLOOMFIELD HILLS, MICHIGAN  48302-0953
                                 (810) 338-7700
  ---------------------------------------------------------------------------
  (Address, Including Zip Code, and Telephone Number, Including Area Code, of
                   Registrant's Principal Executive Offices)

                               THOMAS J. HAMMOND
               CHAIRMAN OF THE BOARD AND CHIEF EXECUTIVE OFFICER
                             FLAGSTAR BANCORP, INC.
                              2600 TELEGRAPH ROAD
                     BLOOMFIELD HILLS, MICHIGAN  48302-0953
                                 (810) 338-7700
 ------------------------------------------------------------------------------
 (Name, Address, Including Zip Code, and Telephone Number, Including Area Code,
                             of Agent for Service)

                          Copies of communication to:

                 MATTHEW G. ASH, ESQ.                                LEE MEYERSON, ESQ.
             EDWARD B. CROSLAND, JR., ESQ.                       SIMPSON THACHER & BARTLETT
                 PAUL D. BORJA, ESQ.                                425 LEXINGTON AVENUE
REINHART, BOERNER, VAN DEUREN, NORRIS & RIESELBACH, P.C.       NEW YORK, NEW YORK  10017-3955
    601 PENNSYLVANIA AVENUE, N.W., SUITE 750, NORTH                (212) 455-3675 (PHONE)
            WASHINGTON, D.C.  20004-2601                            (212) 455-2502 (FAX)
               (202) 393-3636 (PHONE)
                (202) 393-0796 (FAX)

          APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:   As
soon as practicable after the effective date of this Registration Statement.
          If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [_]
          If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]
          If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering. [_]
          If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [_]

                                                  CALCULATION OF REGISTRATION FEE
==================================================================================================================================
TITLE OF EACH CLASS OF        AMOUNT TO BE       PROPOSED MAXIMUM        PROPOSED MAXIMUM AGGREGATE        AMOUNT OF
   SECURITIES TO BE          REGISTERED (1)  OFFERING PRICE PER SHARE          OFFERING PRICE           REGISTRATION FEE
      REGISTERED
----------------------------------------------------------------------------------------------------------------------------------
Common Stock, Par Value
   $0.01 per share                                                              $195,000,000              $54,000 (2)
==================================================================================================================================

  (1) Such amount is being amended hereby to remove from registration 3,757,500 shares previously registered and which remained unsold at the termination of the Offering on May 12, 1997.

  (2) Previously paid.

          The registrant hereby removes from registration 3,757,500 shares of its common stock, par value $.01 per share (the "Common Stock"), which remain unsold upon termination of its offering of Common Stock on May 12, 1997.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registration has duly caused this Post-Effective Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bloomfield Hills, State of Michigan, on the 8th day of July 1997.

                                     Flagstar Bancorp, Inc.


                                     By:  /s/ Thomas J. Hammond
                                          ------------------------------------
                                          Thomas J. Hammond
                                          Chairman and Chief Executive Officer
                                          (Duly Authorized Representative)

       Pursuant to the requirements of the Securities Act of 1933, this Post Effective Amendment No. 1 to the Registration Statement has been signed by the following persons on behalf of the Registrant in the capacities and on the dates indicated.

            Signature                         Title                                 Date
            ---------                         -----                                 ----

  /s/ Thomas J. Hammond              Chairman of the Board and                  July 11, 1997
  -------------------------------       Chief Executive Officer
           Thomas J. Hammond            (Principal Executive Officer)


  /s/ Michael W. Carrie              Executive Vice President,                  July 8, 1997
  -------------------------------       Chief Financial Officer
           Michael W. Carrie            and Treasurer (Principal
                                        Financial and Accounting Officer)


                 *                   Vice Chairman of the Board
  -------------------------------       and President
           Mark T. Hammond

                 *                   Director and Executive Vice
  -------------------------------       President
           Joan H. Anderson

                 *                   Director, Senior Vice
  -------------------------------       President and Secretary
           Mary Kay McGuire

                 *                   Director
  -------------------------------
           Ronald I. Nichols, Sr.

                 *                   Director
  -------------------------------
           James D. Coleman

                 *                   Director
  -------------------------------
           Charles Bazzy

                 *                   Director
  -------------------------------
           Henry S. Ellman

                 *                   Director
  -------------------------------
           William B. Bortels


  *By:  /s/ Thomas J. Hammond                                                   July 11,  1997
        -------------------------
           Thomas J. Hammond
           Attorney-in-Fact